UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2006
TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22885	56-1995728
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)
780 Plantation Drive
Burlington, North Carolina 27215
(Address of Principal Executive Offices) (Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Promotion of Johnny D. Powers, Ph.D. to President, TriPath Oncology and James D. Petrilla to Senior Vice President, Commercial Operations.
On July 19, 2006, Johnny D. Powers, Ph.D., the Senior Vice President and General Manager, TriPath Oncology, Inc. (the “Company”) was promoted to President, TriPath Oncology. In connection with his promotion, Dr. Powers’ annual base salary was increased to $325,000. On the same date, James D. Petrilla, the Company’s Vice President, Worldwide Marketing and Customer Training was promoted to Senior Vice President, Commercial Operations. In connection with his promotion, Mr. Petrilla’s annual base salary was increased to $260,000, and he entered into the Company’s form of change of control agreement for senior executives (other than the CEO), the form of which is filed hereto as Exhibit 10.1.
Item 9.01.      Financial Statements and Exhibits.
     (c)      Exhibits.
10.1	Form of change of control agreement between the Company and Stephen P. Hall, Johnny D. Powers, Ph.D. and James D. Petrilla. Filed as Exhibit 10.3 to the Company’s 8-K filed on June 30, 2006 (File No. 0-22885) and incorporated herein by reference.

*	Indicates a management contract or compensatory plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.

Dated: July 25, 2006	By:	/s/ Stephen P. Hall

Stephen P. Hall Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1 *	Form of change of control agreement between the Company and Stephen P. Hall, Johnny D. Powers, Ph.D. and James D. Petrilla. Filed as Exhibit 10.3 to the Company’s 8-K filed on June 30, 2006 (File No. 0-22885) and incorporated herein by reference.
*	Indicates a management contract or compensatory plan.

4